Exhibit 99.1

	Ralph S. Marimon	Andrea Vedanayagam
Contacts:	Vice President of Finance	(408) 656-4494
	Chief Financial Officer	ir@quicklogic.com
(408) 990-4000
rsmarimon@quicklogic.com

QuickLogic Announces Fiscal 2010 First Quarter Results – 27%

Sequential Revenue Growth

SUNNYVALE, Calif. – May 6, 2010 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced the financial results for its fiscal first quarter ended April 4, 2010.

Total revenue for the first quarter of 2010 was $5.4 million, up 27% and 19% from the fourth quarter of 2009 and from the first quarter of 2009, respectively. During the first quarter, new product revenue increased to $2.1 million from $2.0 million in the fourth quarter of 2009. New product revenue accounted for 38% of the total revenue in the first quarter. During the first quarter, legacy product revenue increased 50% to $3.4 million from $2.2 million in the fourth quarter of 2009, accounting for 62% of the total revenue in the first quarter.

Under generally accepted accounting principles (GAAP), the net loss for the first quarter of 2010 was $0.1 million, or $0.00 per share, compared with a net loss of $1.9 million, or $0.06 per share, in the fourth quarter of 2009 and a net loss of $1.6 million, or $0.05 per share, in the first quarter of 2009. Non-GAAP net loss for the first quarter of 2010 was $0.5 million, or $0.01 per share, compared with a non-GAAP net loss of $1.3 million, or $0.04 per share, in the fourth quarter of 2009 and a non-GAAP net loss of $1.2 million, or $0.04 per share, in the first quarter of 2009.

“While we are satisfied we met our guidance on new product revenue and with the modest growth, we are even more pleased with the increase in the number of our customers and application segments we shipped CSSPs to during the first quarter,” said Tom Hart, QuickLogic’s Chairman of the Board and CEO. “Due to the broad OEM and ODM exposure that our CSSPs have received from their use on reference platforms, we are now shipping CSSPs to additional top tier 3G USB modem OEMs. Furthermore, we began production shipments of

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new CSSPs to customers in the mobile enterprise market segment – one of the fastest growing market segments and a segment where we believe we offer tremendous value, which should generate new product revenue for several years, owing to our customer’s longer product life cycles in this market segment.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, May 6, 2010, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate in the conference, please call (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (706) 645-9291 and reference the passcode: 71028627. The call recording will be archived until Sunday, May 9, 2010 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd. and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 4, 2010	March 29, 2009	January 3, 2010
Revenue	$5,429	$4,552	$4,279
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,043	1,641	2,170
Inventory write-down and related charges	73	178	(49)

Gross profit	3,313	2,733	2,158
Operating expenses:
Research and development	2,060	1,612	1,314
Selling, general and administrative	2,335	2,643	2,740
Restructuring costs	—	—	59

Loss from operations	(1,082)	(1,522)	(1,955)
Gain on sale of TowerJazz Semiconductor Ltd. shares	993	—	—
Interest expense	(18)	(24)	(15)
Interest income and other (expense), net	(21)	(46)	(23)

Loss before income taxes	(128)	(1,592)	(1,993)
Provision for (benefit from) income taxes	15	4	(59)

Net loss	$(143)	$(1,596)	$(1,934)

Net loss per share:
Basic	$(0.00)	$(0.05)	$(0.06)

Diluted	$(0.00)	$(0.05)	$(0.06)

Weighted average shares:
Basic	35,104	29,909	32,510

Diluted	35,104	29,909	32,510

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 4, 2010	March 29, 2009	January 3, 2010
GAAP loss from operations	$(1,082)	$(1,522)	$(1,955)
Adjustment for stock-based compensation within:
Cost of revenue	47	51	48
Research and development	175	88	137
Selling, general and administrative	430	245	390
Adjustment for restructuring costs	—	—	59

Non-GAAP loss from operations	$(430)	$(1,138)	$(1,321)

GAAP net loss	$(143)	$(1,596)	$(1,934)
Adjustment for stock-based compensation within:
Cost of revenue	47	51	48
Research and development	175	88	137
Selling, general and administrative	430	245	390
Adjustment for the write-off of equipment within:
Other expense	—	13	—
Adjustment for restructuring costs	—	—	59
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. shares	(993)	—	—

Non-GAAP net loss	$(484)	$(1,199)	$(1,300)

GAAP net loss per share	$(0.00)	$(0.05)	$(0.06)
Adjustment for stock-based compensation	0.02	0.01	0.02
Adjustment for write-off of equipment	—	*	—
Adjustment for restructuring costs	—	—	*
Adjustment for gain on sale of
TowerJazz Semiconductor Ltd. shares	(0.03)	—	—

Non-GAAP net loss per share	$(0.01)	$(0.04)	$(0.04)

GAAP gross margin percentage	61.0%	60.0%	50.4%
Adjustment for stock-based compensation	0.9	1.2	1.1

Non-GAAP gross margin percentage	61.9%	61.2%	51.5%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 4, 2010	January 3, 2010 (1)
ASSETS

Current assets:
Cash and cash equivalents	$18,310	$18,195
Short-term investment in TowerJazz Semiconductor Ltd.	1,089	868
Accounts receivable, net	2,274	2,457
Inventories	2,440	2,119
Other current assets	904	536

Total current assets	25,017	24,175
Property and equipment, net	2,780	2,693
Investment in TowerJazz Semiconductor Ltd.	—	437
Other assets	338	296

TOTAL ASSETS	$28,135	$27,601

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	2,462	2,721
Accrued liabilities	1,095	1,108
Current portion of capital lease obligations	395	249

Total current liabilities	5,952	6,078

Long-term liabilities:
Capital lease obligations, less current portion	243	264
Other long-term liabilities	115	—

Total liabilities	6,310	6,342

Stockholders’ equity:
Common stock, at par value	35	35
Additional paid-in capital	178,696	177,862
Accumulated other comprehensive income	1,005	1,130
Accumulated deficit	(157,911)	(157,768)

Total stockholders’ equity	21,825	21,259

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,135	$27,601

(1)	Derived from the January 3, 2010 audited balance sheet included in the 2009 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2010	Q1 2009	Q4 2009	Q1 2009 to Q1 2010	Q4 2009 to Q1 2010
COMPOSITION OF REVENUE

Revenue by product (1):
New products	38%	15%	48%	215%	2%
Legacy products	62%	85%	52%	-14%	50%

Revenue by geography:
North America	43%	53%	33%	-5%	62%
Europe	19%	22%	16%	3%	55%
Rest of world	26%	17%	39%	86%	-16%
Japan	12%	8%	12%	84%	33%

(1)	New products represent products introduced since 2005, and include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Legacy products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software, pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.